UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2009 (December 31, 2008)

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Overview

(e)           On December 31, 2008, we finalized the compensation arrangements (including the underlying documentation) for our three senior executives, Grant E. Sims, Chief Executive Officer, Joseph A. Blount, Jr., President and Chief Operating Officer, and Robert V. Deere, Chief Financial Officer.  Messrs. Sims and Blount joined us on August 8, 2006, and Mr. Deere joined us on October 6, 2008.  These arrangements are intended to incentivize our senior management team to create value for our equity holders by maintaining and increasing (over time) the distribution rate we pay on our common units, and completely replace those originally contemplated when Messrs. Sims and Blount were hired in August 2006. Under the original formulation, our senior executives would have been rewarded to the extent we acquired (from third parties) $1.5 billion in assets that earned a specified minimum rate of return, which acquisitions would have resulted in an increase in the distribution rate we pay on our common units.  Under the current formulation, our senior executives will be rewarded based on increased shares of the cash distributions attributable to our incentive distribution rights (or IDRs) to the extent we increase Cash Available Before Reserves, or CABR (defined below) (from which we pay distributions on our common units) above specified targets, excluding increases attributable to CABR generated from transactions with our general partner and its affiliates (including Denbury Resources Inc.).   CABR generally means net income as adjusted for specific items, the most significant of which are the elimination of gains and losses on asset sales (except those from the sale of surplus assets), the addition of non-cash expenses (such as depreciation), the substitution of cash generated by our joint ventures in lieu of our equity income attributable to our joint ventures, and the subtraction of maintenance capital expenditures, which are expenditures that are necessary to sustain existing (but not to provide new sources of) cash flows; CABR is generally equivalent to the amount of our Operating Surplus (as defined in our partnership agreement).

In summary, each of our top three existing senior executive officers has received an equity interest in our general partner and is entitled to receive a base salary and customary fringe benefits, such as health, medical and severance benefits, along with awards under a deferred compensation plan.  The equity interest—a Class B Membership Interest—effectively provides each senior executive with an economic interest that tracks the performance of our IDRs, all of which are owned by our general partner, but the Class B Membership Interest does not provide any senior executive with a direct interest in any assets (including IDRs) owned by our general partner.  During his employment with our general partner, each senior executive will be entitled to receive quarterly distributions in respect of his Class B Membership Interest from our general partner in amounts equal to a percentage of the distributions we pay in respect of our IDRs.  Each senior executive’s quarterly distribution percentage of our IDRs may vary from quarter-to-quarter based on the amount by which the CABR for an annual period ending with the current quarter exceeds specified per unit targets, which actual and target CABR excludes that portion of CABR attributable to transactions with our general partner or any of its affiliates.  In addition, upon the occurrence of specified event and circumstances, our general partner will redeem a senior executive’s Class B Membership Interest when that executive’s employment with our general partner is terminated or when a change of control occurs.  The redemption payment amount will depend on the timing and nature of the triggering event, as described in detail below.

The structure of our senior executive compensation arrangement is comprised of the following four components, each of which is described in more detail below:

1.	a Class B Membership Interest in our general partner for all three senior executive officers;

2.
a deferred compensation plan and related awards, which provide each of Messrs. Sims and Blount the right to receive up to $1,007,229 and $866,685, respectively, in cash (or, in certain circumstances, common units) under the same circumstances for which he would receive a redemption payment in respect of his Class B Membership Interest;

3.	a cash bonus paid to each of Messrs. Sims ($107,751) and Blount ($97,600); and

4.	an employment agreement, which addresses, among other things, salary, fringe benefits and non-competition requirements for all three senior executive officers.

Our general partner has agreed that it will not seek reimbursement (on behalf of itself or its affiliates) under our partnership agreement for the costs of these senior executive compensation arrangements to the extent relating to their ownership of Class B Membership Interests (including current cash distributions made by the general partner out of its IDRs and payment of redemption amounts for those IDRs) and the deferred compensation amounts, although our general partner has retained its right to (and intends to) seek reimbursement for the costs of these senior executive compensation arrangements to the extent relating to the employment agreements (including base salary and fringe benefits) and the cash bonuses, which costs will be borne by the Partnership.

The Class B Membership Interest in Our General Partner

Our general partner has earmarked a portion of its equity interest in us to be used as long-term incentive compensation for our senior executives.  It has established a Class B Membership Interest, which effectively provides the holders thereof with an economic interest that tracks the performance of up to 20% of our IDRs, all of which are owned by our general partner but the Class B Membership Interest does not provide any senior executive with a direct interest in any assets (including our IDRs) owned by our general partner.  Each holder of a Class B Membership Interest is entitled (a) to receive from our general partner quarterly cash distributions in an amount equal to a varying percentage of the distributions of available cash we make in respect of our IDRs during his employment, and (b) upon the occurrence of specified events and circumstances, to receive from our general partner a payment of cash (or, in certain circumstances, our common units) in redemption of such Class B Membership Interest.

Our Board of Directors has made the following awards of Class B Membership Interests:

	Class B Membership	Potential
Senior Executive	Interest Percentage	IDR Percentage
Grant E. Sims	38.7%	7.74%
Joseph A. Blount	33.3	6.66
Robert V. Deere	14.0	2.80
Total Awarded	86.0	17.2
Available for Future Awards	14.0	2.9
Total	100.0%	20.0%

Our general partner is not obligated to award the remaining 14.0% of the unissued Class B Membership Interest.

The  potential IDR percentage will be subject to the effects of vesting and the differing target percentage for each senior executive officer, as discussed below, in determining the amount of the general partner’s IDRs distributable to them.

The amount of the quarterly cash distribution, if any, a Class B Membership Interest holder is entitled to receive from our general partner will vary depending on the amount of cash we distribute in respect of our IDRs and the amount by which the CABR  for an annual period ending with the current quarter (on a per unit basis) exceeds specified targets.  For purposes of determining a holder’s quarterly distribution amount, those actual and target CABR per unit rates will exclude all CABR attributable to transactions with our general partner and any of its affiliates.  In other words, all other things being equal, as our CABR per unit increases (other than from transactions with our general partner and its affiliates) above specified thresholds and our distribution rate on our common units increases above specified thresholds, each Class B Membership Interest holder will be entitled to receive distributions from our general partner that constitute a larger share of our IDR distributions.

Each holder will be entitled to receive a quarterly distribution in an amount equal to the product of (i) the IDR distributions made by us and attributable to the applicable quarter, (ii) that holder’s Class B Membership Interest percentage and (iii) the percentage associated with the CABR per common unit rate target actually achieved for an annual period ending with the current quarter.  The CABR per unit rate targets, as well as the related target percentages, are set forth below. At December 31, 2008, the target percentages were 12% for Messrs. Sims and Blount and zero for Mr. Deere.  For purposes of determining the applicable target percentage for a relevant quarter, Messrs. Sims’ and Blount’s base amounts per unit are $0.925, and Mr. Deere’s base amount per unit is $1.975.

CABR per Unit Rate Targets(1):

Excess of Our Cash Available Before Reserves (“CABR”) per Unit
for the relevant quarter over each Class B Member’s Base Amount per Unit:
(specified in a Class B Member’s Award Agreement)
Target Percentage (for the relevant quarter)
Excess of $0.14 or less of CABR per Unit over Member’s Base Amount per Unit	0%
Excess of $0.15 through $0.29 of CABR per Unit over Member’s Base Amount per Unit	2%
Excess of $0.30 through $0.44 of CABR per Unit over Member’s Base Amount per Unit	4%
Excess of $0.45 through $0.59 of CABR per Unit over Member’s Base Amount per Unit	6%
Excess of $0.60 through $0.74 of CABR per Unit over Member’s Base Amount per Unit	8%
Excess of $0.75 through $0.89 of CABR per Unit over Member’s Base Amount per Unit	10%
Excess of $0.90 through $1.04 of CABR per Unit over Member’s Base Amount per Unit	12%
Excess of $1.05 through $1.19 of CABR per Unit over Member’s Base Amount per Unit	14%
Excess of $1.20 through $1.34 of CABR per Unit over Member’s Base Amount per Unit	16%
Excess of $1.35 through $1.49 of CABR per Unit over Member’s Base Amount per Unit	18%
Excess of $1.50 or greater of CABR per Unit over Member’s Base Amount per Unit	20%

__________
(1)  The above CABR per Unit target rates represent the actual CABR generated by us for an annual period ending with the current quarter on a per unit basis, exclusive of CABR attributable to transactions with our general partner or any of its affiliates after March 31, 2008, and exclusive of any units issued in connection with any such transaction.

For example, if their compensation arrangements had been in place with respect to the quarter ending September 30, 2008, our senior executives would have been entitled to the following distributions from our general partner:

Senior Executive	Distribution Amount
Sims	$33,804
Blount	29,807
Deere	---
Total	$63,611

The above distributions were calculated as follows:

(In thousands, except per adjusted unit amount)

CABR generated for the four quarters ended September 30	$78,667
Less: CABR relating to specified assets	6,317
Adjusted annual CABR	$72,350

Adjusted units outstanding (1)	37,293

Adjusted annual CABR at September 30 per adjusted unit (2)	$1.940

Base amount for Messrs Sims and Blount	$0.925
Excess of CABR per unit over base amount	$1.015

Target percentage for the quarter for Messrs Sims and Blount	12%

IDR paid for the quarter ended September 30	$727

__________________________
(1)  Adjusted units outstanding is calculated separately for each quarter in the annual period and applied to the CABR for the respective quarter.
(2)  This amount represents the sum of the individual quarterly calculation in the annual period.

The distribution that Mr. Sims would have been entitled to for the quarter is calculated as the product of (i) $727,000  (which is the amount of IDR distributions attributable to that quarter that we actually paid to our general partner) (ii) the target percentage of 12%, and (iii) Mr. Sims Class B Membership Interest of 38.7%.  The calculation of Mr. Blount’s distribution amount is similar to that of Mr. Sims utilizing his Class B Membership Interest of 33.3%.  Mr. Deere would not have been entitled to a distribution for the quarter because the adjusted CABR per adjusted unit did not exceed his base amount of $1.975

In addition, our general partner will redeem each senior executive’s equity interest for cash (or, in specified circumstances, for our common units) when that senior executive’s employment with our general partner is terminated or when a change of control occurs.  The amount of the redemption payment will depend on the nature of the triggering event (i.e.  termination with or without cause or good reason or due to death, disability or a change of control) and/or the time at which the triggering event occurs. For additional information regarding the definitions of “cause,” “good reason” and “change of control,” see the section entitled “Certain Definitions” below.  In general, each senior executive will be entitled to receive a redemption amount if our general partner did not terminate his employment for cause which redemption amount is subject to vesting as described below.

The redemption amount for each executive will be an amount equal to (a) the increase in the then current determined value of the general partner’s IDR over $1,007,229 for Mr. Sims, $866,685 for Mr. Blount, and zero for Mr. Deere, multiplied by (b) the product of (i) the relevant member’s Class B Membership Interest percentage, (ii) his then effective target percentage, and (iii) his vesting percentage.  The determined value of our IDRs will be the present value of the annualized cash flows attributable to the IDRs at the time of the triggering event discounted at an annual interest rate equal to the average of the annualized yield of ten specified publicly-traded entities whose primary assets are the IDRs of their publicly traded master limited partnerships.  The vesting percentage of each executive will be the percentage, in general, determined as of the relevant valuation date, indicated below:

(i)	termination for cause:		0%
(ii)	after a change of control; upon such Class B Member’s termination for good reason; or upon a termination during the period beginning six months prior to and ending on a change of control other than termination by our general partner for cause or termination by the Class B Member without good reason:		100%
(iii)	if the Class B Member voluntarily terminates his employment other than for good reason, if termination occurs:

	(a)	prior to the 1st anniversary of the Class B Member’s award:	0%
	(b)	on or after the 1st anniversary, and prior to the 2nd anniversary, of the Class B Member’s award:	25%
	(c)	on or after the 2nd anniversary, and prior to the 3rd anniversary, of the Class B Member’s award:	50%
	(d)	on or after the 3rd anniversary, and prior to the 4th anniversary, of the Class B Member’s award:	75%
	(e)	after the 4th anniversary of the Class B Member’s award:	100%

On December 31, 2008, the redemption amount for each Class B Member was zero ($0).To the extent our general partner or any of its affiliates own any of our common units, a Class B Member may elect to receive any portion of his redemption payment in the form of such common units (in lieu of cash), the number of which would be based on the average closing price of our common units during a specified five trading day period.

In general, the holders of the Class B Membership Interests will not have any contractual rights limiting the manner in which our general partner may operate its business.  For example, without obtaining the consent of any holder of the Class B Membership Interest, our general partner could sell all or any portion of our IDRs or merge, consolidate or otherwise reorganize.  If our general partner sells all or any portion of our IDRs, the distribution and redemption payments due to the holders of its Class B Membership Interest will be determined based on the assets our general partner receives in exchange for such IDRs.

The Deferred Compensation Award and Cash Bonus

Our general partner adopted an unfunded, nonqualified deferred compensation plan and made awards under that plan to Messrs. Sims and Blount in a maximum amount of $1,007,229 and $866,685, respectively. Those awards represent compensation for the substantial growth in our CABR under their management.  Most of that growth was attributable to our acquisition of five energy related businesses from the Davison family in 2007 and our formation of the DG Marine joint venture in 2008.

Our deferred compensation plan provides Messrs. Sims and Blount, as well as any other participant who receives awards thereunder, with incentive compensation that is deferred until after such participant’s separation from service with our general partner.  Under that plan, Messrs. Sims and Blount were awarded a maximum deferred compensation amount equal to the lesser of $1,007,229 for Mr. Sims and $866,685 for Mr. Blount, or the value of such participant’s Class B Membership Interest on the date such interest is valued for purposes of determining the redemption amount.  In general, each participant will be entitled to receive his deferred compensation award to the same extent he will be entitled to receive a payment in respect of the redemption of his Class B Membership Interest, subject to the same general vesting requirements summarized above regarding each executive’s redemption amount.

Like the redemption payment, a participant may elect to receive his deferred compensation payment in the form of our common units (in lieu of cash) to the extent our general partner or any of its affiliates own any of our common units.

In addition, we paid a bonus to each of Messrs. Sims and Blount of $107,751 and $97,599, respectively.

The Employment Agreement –– Base Salary, Severance Payments and Fringe Benefits

Each of Messrs. Sims, Blount and Deere entered into an employment agreement with our general partner under which he will receive an annual salary of $340,000, $300,000, and $369,600, respectively, subject to certain upward adjustments.  Each senior executive’s annual salary rate will be increased by (i) $30,000 if our market capitalization is at least $1.0 billion for any 90-consecutive-day period, and (ii) an additional amount equal to 10% of his then effective base salary each time our market capitalization increases by an additional $300 million.  Each senior executive also is entitled to vacation, medical and health coverage, and similar fringe benefits received by other executive officers; provided; however, that none of our senior executives will be eligible to participate in our general partner’s Stock Appreciation Rights Plan, Severance Protection Plan, or 2007 Long-Term Incentive Plan.

Under his employment agreement, each senior executive will be entitled to specified severance benefits under certain circumstances.  No senior executive will be entitled to severance benefits if our general partner terminates him for cause.  Each senior executive (or family) will be entitled to continued health benefits for 18 months after his termination and to the payment of his base salary through December 31, 2012 if he dies, if he is terminated due to a disability or if he terminates his employment for good reason.  If our general partner terminates a senior executive (other than for cause) within two years after a change of control, he will be entitled to continued health benefits for 18 months after his termination and to the payment of his base salary through the later of December 31, 2012 or three years from his date of termination.

Each employment agreement contains customary non-solicitation and non-competition provisions that prohibit Messrs. Sims, Blount, and Deere from competing with us after his termination, including working for, supervising, assisting, or participating in any competing business (as defined in the employment agreements)  in any capacity in the states of Louisiana, Mississippi, and Texas during the term of the employment agreement and for a  period of two years after termination if the employment agreement is terminated for cause or without good reason, and for a period of one year after termination if the employment agreement is terminated other than by our general partner for cause or by the senior executive without good reason.

Either our general partner or a senior executive may terminate his agreement at any time subject to the economic consequences resulting from such termination.  For example, if a senior executive terminates his employment agreement prior to December 31, 2012 other than for good reason, he will not receive any severance payments or continuing fringe benefits under his employment agreement, and he will effectively forfeit his Class B Membership Interest and his deferred compensation award.  On the other hand, if our general partner terminates a senior executive’s employment prior to that date without cause or due to a disability, or if that senior executive terminates his employment for good reason, of if our general partner terminates a senior executive employment without cause within two years after a change of control, that senior executive will be entitled to receive a severance payment and continuing fringe benefits under his employment agreement, as well as a payment of the redemption amount (if any) in redemption of his Class B Membership Interest.

The descriptions of the above compensation arrangements, including amounts payable to our senior executive management as owners of the Class B Membership Interests in our general partner, the employment agreements of Messrs. Sims, Blount and Deere, the deferred compensation plan, and our general partner’s limited liability company agreement are qualified in their entirety by the full text of the exhibits attached hereto and which are incorporated herein by reference.

Certain Definitions – “Cause,” “Good Reason,” and “Change of Control”

As used in the senior executive’s employment agreements, our general partner’s limited liability company agreement and our deferred compensation plan, the terms “cause,” “good reason” and “change of control” are generally described below.  For the actual definition, please refer to the employment agreements and the limited liability company agreement and deferred compensation plan filed herewith and incorporated herein by reference.

•
“Cause” means, in general, if a senior executive commits willful fraud or theft of our assets, is convicted of a felony or crime of moral turpitude, materially violates his certain provisions of his employment agreement, substantially fails to perform, is grossly negligent, acts with willful misconduct, acts in a way materially injurious to our general partner, us, or our respective affiliates, willfully violates material written rules, regulations or policies, or fails to follow reasonable instructions from both the audit committee and Class A Members of our general partner, and such failure to follow instructions could reasonably be expected to be materially injurious to our general partner, us, or our respective affiliates.

•
“Good reason” means, in general, a senior executive’s duties, responsibilities, base salary, or benefits are materially diminished, if either our principal executive office or that executive is based anywhere outside of metropolitan Houston without his consent, if our general partner fails to make a material payment under, or perform a material provision of, his employment agreement, or our general partner amends or changes our IDRs or the Class B Membership Interests in a manner which materially and adversely affects the senior executive’s right to distributions or redemptions payable because of such amendment or change, subject to certain exceptions.

•
“Change of control” means, among other things, if all or substantially all of the assets of Denbury Resources Inc. or our general partner are transferred to a non-Denbury affiliate, if Denbury and its affiliates cease to own 50% or more of the Class A Ownership Interests (or other economic and voting equity interests) in our general partner, or 50% or more than the general partner interest in us, if Denbury is merged or consolidated into a third party and pre-merger holders hold less than half of the voting securities of the post-merger survivor, if a majority of Denbury’s board of directors is replaced during any 12-month period, or if more than 50% of the voting securities of Denbury are acquired by a third-party or affiliated group of third parties.

Item 8.01.	Other Events.

On December 29, 2008, our general partner, Genesis Energy, Inc., was converted from a Delaware corporation to a Delaware limited liability company named “Genesis Energy, LLC” pursuant to Section 18-214 of the Delaware Limited Liability Company Act.   Its certificate of conversion, certificate of formation, and limited liability agreement are filed herewith (as Exhibits 3.1, 3.2, and 3.3), and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

3.1	Certificate of Conversion of Genesis Energy, Inc., a Delaware corporation, into Genesis Energy, LLC, a Delaware limited liability company.
3.2	Certificate of Formation of Genesis Energy, LLC.
3.3	Limited Liability Company Agreement of Genesis Energy, LLC dated December 29, 2008.
3.4	First Amendment to Limited Liability Company Agreement of Genesis Energy, LLC dated December 31, 2008.
10.1	Employment Agreement by and between Genesis Energy, LLC and Grant E. Sims, dated December 31, 2008.
10.2	Employment Agreement by and between Genesis Energy, LLC and Joseph A. Blount, Jr., dated December 31, 2008.
10.3	Employment Agreement by and between Genesis Energy, LLC and Robert V. Deere, dated December 31, 2008.
10.4	Genesis Energy, LLC Deferred Compensation Plan, effective December 31, 2008.
10.5	Genesis Energy, LLC Award – Individual Class B Interest for Grant E. Sims dated December 31, 2009
10.6	Genesis Energy, LLC Award – Individual Class B Interest for Joseph A. Blount, Jr. dated December 31, 2009
10.7	Genesis Energy, LLC Award – Individual Class B Interest for Robert V. Deere dated December 31, 2009
10.8	Deferred Compensation Grant – Genesis Energy, LLC – Grant E. Sims
10.9	Deferred Compensation Grant – Genesis Energy, LLC – Joseph A. Blount, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: January 7, 2009	By:	/s/ Ross A. Benavides
Ross A. Benavides
Secretary